                                                                     Exhibit 4.3



            -------------------------------------------------------
                         HEARST-ARGYLE TELEVISION, INC.

                                      And

                         BANK OF MONTREAL TRUST COMPANY

                                    Trustee

           ---------------------------------------------------------
                         Second Supplemental Indenture

                          Dated as of January 13, 1998

                                  to Indenture

                         Dated as of November 13, 1997

           ---------------------------------------------------------
                                  Relating to

               $200,000,000 7% Senior Notes due January 15, 2018


           ---------------------------------------------------------

     SECOND SUPPLEMENTAL INDENTURE, dated as of January 13, 1998 ("Second Supplemental Indenture"), to the Indenture, dated as of November 13, 1997, between HEARST-ARGYLE TELEVISION, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 888 Seventh Avenue, New York, New York 10106, and BANK OF MONTREAL TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York, as Trustee hereunder (hereinafter called the "Trustee"), having its Corporate Trust Office at 88 Pine Street, 19th Floor, New York, New York 10005.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 13, 1997 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities") to be issued in one or more series as therein provided;

     WHEREAS, Section 9.1 of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture without the consent of any Holders (as defined in the Indenture) to establish the form or terms of Securities of any series;

     WHEREAS, the Company has duly authorized the creation of an issue of its Securities to be known as the 7% Senior Notes due January 15, 2018 (the "Notes") and to provide therefor, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture; and

     WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered in accordance with Section 3.3 of the Indenture and duly issued by the Company, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done;

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

1.   Definitions.
     -----------

     a.   Terms.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes, as the case may be.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Independent Investment Banker" means J.P. Morgan Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

          "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     b. Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

     c. References in this Second Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Second Supplemental Indenture unless otherwise specified.

     d. In the case of capitalized terms defined in this Second Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Second Supplemental Indenture shall apply with respect to the Notes.

2.   The Securities.
     --------------

     a. In accordance with Section 3.1, there is hereby created a series of Securities under the Indenture with the following terms:

       i. the title of the series of Securities created hereby is the " 7% Senior Notes due January 15, 2018";

       ii. the aggregate principal amount of the Notes which may be authenticated and delivered (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5 or 3.6 of the Indenture) is limited to $200,000,000;

       iii. the principal of the Notes shall be payable on January 15, 2018 unless earlier repaid in accordance with the Indenture, as modified by this Second Supplemental Indenture;

       iv.  the Notes shall accrue interest at the rate of   7% per annum
(computed on the basis of a 360-day year consisting of twelve 30-day months), and interest on the Notes will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from January 13, 1998, as the case may be, and will be payable in cash semi-annually in arrears on July 15 and January 15 of each year (the "Interest Payment Dates"), commencing on July 15, 1998, to the Holders of record on the immediately preceding July 15 and January 15, respectively (the "Regular Record Dates"), until principal thereof is paid or duly provided for. Interest on any overdue principal or premium shall be payable on demand;

       v. the Place of Payment of the Notes, and the place where the Notes may be surrendered for registration of transfer and where the Notes may be surrendered for exchange and where notices or demands may be served to or upon the Company with respect to the Notes, shall be the Corporate Trust Office of the Trustee in the City of New York, New York, which office on the date hereof is located at 88 Pine Street, 19th Floor, New York, New York 10005;

       vi. the Notes shall be issuable only in denominations of $1,000 principal amount and any integral multiple thereof;

       vii. payment of the principal of (and premium, if any) or interest on the Notes shall be denominated and payable only in Dollars;

       viii. except as stated in this Second Supplemental Indenture, the Notes do not contain any provisions granting special rights to the Holders thereof;

       ix. with respect to the Notes, there shall not be any deletions from, modifications of, or additions to the Events of Default or covenants of the Company set forth in the Indenture;

       x. no portion of the Notes is convertible into Common Stock or Preferred Stock; and

       xi. the additional provisions set forth below in Sections 3 through 10 shall apply to the Notes.

     b. All of the covenants, agreements and provisions of this Second Supplemental Indenture shall be deemed to be and construed as part of the Indenture to the same extent as if fully set forth verbatim therein and shall be fully enforceable in the manner provided in the Indenture. To the extent not expressly amended or modified by this Second Supplemental Indenture, the Indenture shall remain in full force and effect.

3.   Optional Redemption.
     -------------------

     a. The Notes will be redeemable, as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of:

           i.  100% of their principal amount; or

          ii. as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus accrued interest to the date of redemption.

     b. Interest will cease to accrue on the Notes (or any portion thereof), if so called for redemption.

     c.   The Notes are not subject to any sinking fund.

     d. Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

     e. Unless the Company defaults in the payment of the redemption price, on or after the applicable redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

4.  Book-Entry System.
    -----------------

     The Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (the "Direct Participants") deposit with the Depository. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in the Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to other securities brokers and dealers, banks and trust companies that clear through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to the Depositary and its Participants are on file with the U.S. Securities and Exchange Commission.

     Purchases of the Notes within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Notes on the Depositary's records. The ownership interest of each actual purchaser of each Note (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Notes except in the event that use of the book-entry system for the Notes is discontinued.

     To facilitate subsequent transfers, all Notes deposited by Direct Participants with the Depositary will be registered in the name of Cede & Co. The deposit of the Notes with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Neither the Depositary nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, the Depositary mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal, redemption premium, if any, and interest payments on the Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of the Depositary, the Underwriters, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, redemption premium, if any, and interest to the Depositary is the responsibility of the Company or the respective trustees. Disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial

Owners is the responsibility of Direct and Indirect Participants. Registered Global Securities will settle in immediately available funds in the secondary trading market. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

     The Depositary may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company. Under such circumstances and in the event that a successor securities depository is not obtained, Notes certificates are required to be printed and delivered. In addition, the Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Notes certificates will be printed and delivered.

     The Company will not have any responsibility or obligation to Participants or the persons for whom they act as nominees with respect to the accuracy of the records of the Depositary, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the Beneficial Owners.

     The form of the Notes is attached hereto as Exhibit A.

5.   Conflict with Trust Indenture Act.
     ---------------------------------

     If any provision of the Indenture, as modified by the Second Supplemental Indenture, limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under Trust Indenture Act to be part of and govern the Indenture, as modified by the Second Supplemental Indenture, the latter provision shall control. If any provision of the Indenture, as modified by this Second Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture, as modified this Second Supplemental Indenture, as so modified by or to be excluded, as the case may be.

6.   CUSIP Numbers.
     -------------

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

7.   No Recourse Against Others.
     --------------------------

     No recourse shall be had for the payment of the principal of (or premium, if any) or interest, if any, on the Notes, the Indenture or this Second Supplemental Indenture, or any part hereof or thereof, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, or of the indebtedness represented hereby or thereby, or upon any obligation, covenant or agreement under the Notes, the Indenture or this Second Supplemental Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of (i) the Company or (ii) any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

8.   Counterparts.
     ------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

9.   Effect of Headings.
     ------------------

     The section headings herein are for convenience only and shall not affect the construction hereof.

10.  Effectiveness.
     -------------

     This Second Supplemental Indenture shall become effective in accordance with the provisions of Article IX of the Indenture.

     IN WITNESS WHEREOF, parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

          [SEAL]            HEARST-ARGYLE TELEVISION, INC.


                            By: /s/   Dean H. Blythe
                               ---------------------------------------
                               Name:  Dean H. Blythe
                               Title: Senior Vice President/Corporate
                                      Development, General Counsel and
                                      Secretary

          [SEAL]            BANK OF MONTREAL TRUST COMPANY



                            By: /s/   Amy Roberts
                               ---------------------------------------
                               Name:  Amy Roberts
                               Title: Vice President

                                                                 CUSIP 422317AC1

                         HEARST-ARGYLE TELEVISION, INC.

               $200,000,000 7% SENIOR NOTES DUE JANUARY 15, 2018

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (HEREINAFTER "DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

PRINCIPAL AMOUNT:  Two Hundred Million Dollars ($200,000,000)

MATURITY DATE:  January 15, 2018

ISSUE DATE: January 13, 1998

INTEREST RATE:  7%

CUSIP:  422317AC1

INTEREST PAYMENT DATES:  July 15 and January 15, commencing
                         July 15, 1998

REGULAR RECORD DATES:  July 1 and January 1

     Hearst-Argyle Television, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to)(capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $200,000,000 Dollars on January 15, 2018 and to pay interest thereon from January 13, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on July 15 and January 15 in each year, commencing July 15, 1998, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the July 1 or January 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (a "Special Record Date") to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 13, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Bank of Montreal Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, all indentures supplemental thereto or Board Resolutions with respect thereto for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

     The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by an Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus fifteen
(15) basis points, plus, in each case, accrued interest thereon to the date of redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (B) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (I) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such reference Treasury Dealer Quotations, or
(II) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Independent Investment Banker" means J.P. Morgan Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., Credit Suisse First Boston, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency designated by the Company for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or any registrar with respect to Securities of this series duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     The Securities shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  January 13, 1998         HEARST-ARGYLE TELEVISION, INC.



                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                                        Attest:


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                         CERTIFICATE OF AUTHENTICATION

     This is one of the securities of the series designated herein referred to in the within-mentioned Indenture.

                       BANK OF MONTREAL TRUST COMPANY
                       as Trustee


                       By:

                       Name: ____________________________
                              Authorized Signatory

                               FORM OF ASSIGNMENT

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM --as tenants in common

     TEN ENT --as tenants by the entireties

     JT TEN --as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT --___________ Custodian ___________
                          (Cust)                     (Minor)

     under Uniform Gifts to Minors Act _____________________
                                      (State)

     Additional abbreviations may also be used though not in the above list.

                  _____________________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[Please insert Social Security or other identifying number of assignee]

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

                     Dated:                   , 1998

NOTICE: The signature to this assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.